   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 25, 1996.

                                                      REGISTRATION NO. 333-12901
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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------


                                AMENDMENT NO. 2

                                       TO

                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                          BENCHMARK ELECTRONICS, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                      TEXAS                                              74-2211011
 (STATE OR OTHER JURISDICTION OF INCORPORATION OR
                   ORGANIZATION)                            (I.R.S. EMPLOYER IDENTIFICATION NO.)
                                                                         CARY T. FU
                                                                BENCHMARK ELECTRONICS, INC.
              3000 TECHNOLOGY DRIVE                                3000 TECHNOLOGY DRIVE
              ANGLETON, TEXAS 77515                                ANGLETON, TEXAS 77515
                  (409) 849-6550                                       (409) 849-6550
   (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE       (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE
                 NUMBER, INCLUDING                                        NUMBER,
  AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE
                      OFFICES)                           INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                                   COPIES TO:

                 JOHN R. BRANTLEY                                  ROBERT H. WHILDEN, JR.
          BRACEWELL & PATTERSON, L.L.P.                            VINSON & ELKINS L.L.P.
            SOUTH TOWER PENNZOIL PLACE                             2300 FIRST CITY TOWER
         711 LOUISIANA STREET, SUITE 2900                               1001 FANNIN
            HOUSTON, TEXAS 77002-2781                            HOUSTON, TEXAS 77002-6760

                            ------------------------

          APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO PUBLIC:
  As soon as practicable after this Registration Statement becomes effective.
                            ------------------------

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. / /

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /

                            ------------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
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

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The estimated fees and expenses to be incurred in connection with the Offering are as follows*:

        Securities and Exchange Commission registration fee.............    $  15,181
        National Association of Securities Dealers, Inc. filing fee.....    $   4,902
        American Stock Exchange listing fee.............................    $  17,500
        Printing and engraving expenses.................................    $  30,000
        Legal fees and expenses of counsel for the Company..............    $  50,000
        Accounting fees and expenses....................................    $  45,000
        Blue sky filing fees and expenses (including legal fees and
          expenses).....................................................    $   5,000
        Transfer Agent fees.............................................    $   5,000
        Miscellaneous...................................................    $  27,417
                                                                              -------
          Total.........................................................    $ 200,000
                                                                              =======

---------------

      * Such fees and expenses will be paid by the Company except the Selling Shareholders will pay their pro rata portion of the Securities and Exchange Commission registration fee, the National Association of Securities Dealers, Inc. filing fee, and any Blue Sky filing fees and any other fees and expenses incurred solely as a result of their participation in the Offering.

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

  Texas Business Corporation Act

     Article 2.02-1.B of the Texas Business Corporation Act, as amended (the "TBCA"), grants to a corporation the power to indemnify a person who was, is or is threatened to be made a named defendant or respondent in a proceeding because the person is or was a director of the corporation against judgments, penalties (including excise and similar taxes), fines, settlements and reasonable expenses actually incurred in connection therewith, only if it is determined that the person (1) conducted himself in good faith; (2) reasonably believed that (a) in the case of conduct in his official capacity as a director of the corporation, his conduct was in the corporation's best interests, and (b) in all other cases, his conduct was at least not opposed to the corporation's best interests; and
(3) in the case of any criminal proceeding, he had no reasonable cause to believe that his conduct was unlawful. Article 2.02-1.C limits the allowable indemnification by providing that, except to the extent permitted by Article 2.02-1.E, a director may not be indemnified in respect of a proceeding in which the person was found liable (1) on the basis that he improperly received a personal benefit, whether or not the benefit resulted from an action taken in his official capacity, or (2) to the corporation. Article 2.02-1.E provides that if a director is found liable to the corporation or is found liable on the basis that he received a personal benefit, the permissible indemnification (1) is limited to reasonable expenses actually incurred by the person in connection with the proceeding, and (2) shall not be made in respect of any proceeding in which the person shall have been found liable for willful or intentional misconduct in the performance of his duty to the corporation. Finally, Article 2.02-1.H provides that a corporation shall indemnify a director against reasonable expenses incurred by him in connection with a proceeding in which he is a named defendant or respondent because he is or was a director if he has been wholly successful, on the merits or otherwise, in defense of the proceeding.

     With respect to the officers of a corporation, Article 2.02-1.O of the TBCA provides that a corporation may indemnify and advance expenses to an officer of the corporation to the same extent that it may indemnify and advance expenses to directors under Article 2.02-1. Further, Article 2.02-1.O provides that an officer of a corporation shall be indemnified as, and to the same extent, provided by Article 2.02-1.H for a director.

  Amended and Restated Bylaws

     The Amended and Restated Bylaws of the Company make mandatory the indemnification of and advancement of expenses to its directors who become involved in indemnifiable legal proceedings, subject to their compliance with certain requirements imposed by Texas law.

  Indemnity Agreements

     The Company has entered into Indemnity Agreements with its directors and officers pursuant to which the Company generally is obligated to indemnify its directors and officers to the full extent permitted by Texas law.

  Underwriting Agreement

     Certain provisions of the Underwriting Agreement by and among the Company, the Selling Shareholders and the Underwriters, the form of which is filed as
Exhibit 1 hereto, provide for indemnification of the officers and directors of the Company in certain circumstances.

  Registration Rights Agreement

     The Registration Rights Agreement by and between the Company and Mason & Hanger, pursuant to which shares held by Mason & Hanger are included in the shares covered by this Registration Statement, provides for the indemnification of the officers and directors of the Company by Mason & Hanger under certain circumstances.

ITEM 16. EXHIBITS

     The exhibits listed below are filed as a part of the Registration
Statement.


        EXHIBIT
        NUMBER                                    DESCRIPTION
        ------     --------------------------------------------------------------------------
         1*        Form of Underwriting Agreement by and among the Company, the Selling
                   Shareholders and the Underwriters.
         5*        Opinion of Bracewell & Patterson, L.L.P., regarding the validity of the shares covered by this Registration Statement.
        23.1*      Consent of Bracewell & Patterson, L.L.P. (included in the opinion filed as
                   Exhibit 5 hereto).
        23.2       Consent of KPMG Peat Marwick LLP, relating to the Company's financial statements incorporated by reference herein.
        23.3       Consent of KPMG Peat Marwick LLP, relating to EMD's financial statements incorporated by reference herein.
        24         Powers of Attorney.


---------------

* Filed herewith.


ITEM 17. UNDERTAKINGS


     (a) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     (c) The undersigned Registrant hereby undertakes that:

          (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or
     (4) or 497)(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

          (2) For the purpose of determining any liability under the Securities Act of 1933, each posteffective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Amendment No. 2 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Angleton, State of Texas, on October 25, 1996.


                                          BENCHMARK ELECTRONICS, INC.

                                          By:      /s/  CARY T. FU
                                             -------------------------------
                                                        Cary T. Fu
                                                 Executive Vice President


     Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 2 to Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


                    NAME                                           POSITION
--------------------------------------------     --------------------------------------------
         /s/  JOHN C. CUSTER*                                   Chairman of the
--------------------------------------------                  Board of Directors
              John C. Custer

         /s/  DONALD E. NIGBOR*                            Director and President
--------------------------------------------            (principal executive officer)
              Donald E. Nigbor

          /s/  STEVEN A. BARTON*                           Director and Executive
--------------------------------------------                   Vice President
               Steven A. Barton

             /s/  CARY T. FU                        Director and Executive Vice President
--------------------------------------------    (principal financial and accounting officer)
                  Cary T. Fu


        /s/  PETER G. DORFLINGER*                              Director
-----------------------------------------
             Peter G. Dorflinger

                                                               Director
-----------------------------------------
              Gerald W. Bodzy

         /s/  DAVID H. ARNOLD*                                 Director
-----------------------------------------
              David H. Arnold


* Pursuant to a power of attorney executed by such individual and filed with the Commission, Cary T. Fu has executed this Amendment No. 2 on behalf of such individual on October 25, 1996.


            /s/  CARY T. FU
---------------------------------------
                 Cary T. Fu
              Attorney-in-fact

                               INDEX TO EXHIBITS


        EXHIBIT
        NUMBER                                    DESCRIPTION
        ------    ---------------------------------------------------------------------------
         1*       Form of Underwriting Agreement by and among the Company, the Selling
                  Shareholders and the Underwriters.
         5*       Opinion of Bracewell & Patterson, L.L.P., regarding the validity of the shares covered by this Registration Statement.
        23.1*     Consent of Bracewell & Patterson, L.L.P. (included in the opinion filed as
                  Exhibit 5 hereto).
        23.2      Consent of KPMG Peat Marwick LLP, relating to the Company' s financial statements incorporated by reference herein.
        23.3      Consent of KPMG Peat Marwick LLP, relating to EMD' s financial statements incorporated by reference herein.
        24        Powers of Attorney.



* Filed herewith.